Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 20, 2021, except as to Note 3, which is as of October 4, 2021, with respect to the balance sheet of Orion Office REIT Inc., and our report dated July 20, 2021, except as to Note 13, which is as of October 4, 2021, with respect to the combined financial statements and financial statement schedule of Realty Income Office Assets incorporated herein by reference.

San Diego, California

November 10, 2021